Exhibit (g)(iii)

SCHEDULE OF SERIES PORTFOLIOS OF THE SELECT SECTOR SPDR® TRUST

Dated: June 18, 2018

Fund
The Communication Services Select Sector SPDR® Fund
The Consumer Discretionary Select Sector SPDR® Fund
The Consumer Staples Select Sector SPDR® Fund
The Energy Select Sector SPDR® Fund
The Financial Select Sector SPDR® Fund
The Health Care Select Sector SPDR® Fund
The Industrial Select Sector SPDR® Fund
The Materials Select Sector SPDR® Fund
The Real Estate Select Sector SPDR® Fund
The Technology Select Sector SPDR® Fund
The Utilities Select Sector SPDR® Fund